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                                POWER OF ATTORNEY

     I, Paul H. Schubert, Treasurer and Principal Accounting Officer of The UBS Funds and UBS Relationship Funds (each a "Trust"), hereby constitute and appoint Amy R. Doberman, David M. Goldenberg, Bruce G. Leto, Mark A. Sheehan and Jana L. Cresswell, and each of them singly, my true and lawful attorneys, with full power to sign for me, in my name and in my capacity as Treasurer and Principal Accounting Officer of the Trusts, any amendments to the current registration statement of the Trust on Form N-1A (as filed with the Securities and Exchange Commission) and any registration statement of the Trust on Form N-14, or any amendments thereto, to be filed with the Securities and Exchange Commission, and all instruments necessary or desirable in connection therewith, and hereby ratify and confirm my signature as it may be signed by said attorneys to these registration statements, amendments to such registration statements and other instruments.

     Signature                          Title                       Date
     ---------                          -----                       ----


/s/ Paul H. Schubert            Treasurer and Principal        December 3, 2002
----------------------            Accounting Officer
Paul H. Schubert